Exhibit 2.1

ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION

Horizontal Marketing Corp.

A Nevada Corporation

ACQUISITION OF SHARES OF

Quiet Star Entertainment, Inc.

A Utah Corporation

Dated: December 15, 2009

Table of Contents			Page

1	EXCHANGE OF SECURITIES		1
1.1	Exchange of Shares		1
	1.2	Exemption from Registration	1
	1.3	Non-taxable Transaction	1

2.	REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS		2
	2.1	Organization	2
	2.2	Capital Stock	2
	2.3	Options, Warrants, Rights, etc.	2
	2.4	Subsidiaries	2
	2.5	Directors and Officers	2
	2.6	Financial Statements	2
	2.7	Absence of Changes	2
	2.8	Absence of Undisclosed Liabilities	2
	2.9	Tax Returns	2
	2.10	Patents, Trade Names and Rights	2
	2.11	Compliance with Laws	2
	2.12	Litigation	3
	2.13	Authority	3
	2.14	Ability to Carry Out Obligations	3
	2.15	Full Disclosure	3
	2.16	Assets	3
	2.17	Material Contracts	3

3.	REPRESENTATIONS AND WARRANTIES OF HORIZONTAL		3
	3.1	Organization	3
	3.2	Capital Stock	3
	3.3	Options, Warrants, Rights, etc.	3
	3.4	[Intentionally Deleted]	3
	3.5	Subsidiaries	3
	3.6	Directors and Officers	3
	3.7	Patents, Trade Names and Rights	4
	3.8	Compliance with Laws	4
	3.9	Litigation	4
	3.10	Authority	4
	3.11	Ability to Carry Out Obligations	4
	3.12	Full Disclosure	4
	3.13	Assets	4

4.	COVENANTS		4
	4.1	Investigative Rights	5
	4.2	Conduct of Business	4

5.	CLOSING		5
	5.1	Closing	5
	5.2	Shareholders' Deliveries at Closing	5
	5.3	Horizontal's Deliveries at Closing	5

i

Table of Contents			Page

6	CONDITIONS TO OBLIGATIONS TO CLOSE		5
	6.1	Conditions to Obligations of Quiet Star Shareholders to Close	6
	6.2	Conditions to Obligations of Horizontal	6

7.	INDEMNIFICATION		5
	7.1	Indemnification by Shareholders	6
	7.2	Indemnification by Horizontal	5
	7.3	Notice and Opportunity to Defend	6

8.	MISCELLANEOUS		6
	8.1	Costs	6
	8.2	Additional Documentation	6
	8.3	Captions and Headings	6
	8.4	No Oral Change	6
	8.5	Non-Waiver	6
	8.6	Time of Essence	6
	8.7	Choice of Law	6
	8.8	Counterparts and/or Facsimile Signature	6
	8.9	Notices	7
	8.10	Binding Effect	7
	8.11	Mutual Cooperation	7
	8.12	Brokers	7
	8.13	Survival of Representations and Warranties	7
		Signature Pages	7

SCHEDULE A

List of Quiet Star Shareholders

EXHIBIT 1.2

Investment Letter

EXHIBIT 2.4

Subsidiaries of Quiet Star

EXHIBIT 2.5

Present Officers and Directors of Quiet Star

EXHIBIT 2.6

Audited Financial Statements of Quiet Star

EXHIBIT 2.8

Liabilities of Quiet Star

EXHIBIT 2.12

Quiet Star Legal Proceedings and Litigation

EXHIBIT 2.16

Exceptions to Good Title to Assets of Quiet Star

EXHIBIT 2.17

Material Contracts of Quiet Star

EXHIBIT 3.5

Subsidiaries of Horizontal

EXHIBIT 3.6

Present Officers and Directors of Horizontal

EXHIBIT 3.13

Exceptions to Good Title to Assets of Horizontal

EXHIBIT 8.12

Brokers

ii

AGREEMENT

This Acquisition Agreement and Plan of Reorganization (the "Agreement" or "Acquisition Agreement") made this 15th day of December, 2009, is by and among Horizontal Marketing Corp., a Nevada Corporation ("Horizontal") and the undersigned shareholders (the "Shareholders") who are the owners of 100% of the capital stock of Quiet Star Entertainment, Inc., a Utah corporation ("Quiet Star").

RECITALS

A.

Whereas, Shareholders hold all of the issued and outstanding common stock of Quiet Star; and

B.

Whereas, Horizontal desires to exchange shares of its Common Stock, $0.001 par value (the "Common Stock") for all of the issued and outstanding capital stock of Quiet Star held by the Shareholders, thereby making Quiet Star a wholly owned subsidiary of Horizontal; and

C.

Whereas, Shareholders desire to exchange all of the issued and outstanding capital stock of Quiet Star for 10,000,000 shares of the Common stock of Horizontal, all as more fully set forth herein below; and

D.

Whereas, the Board of Directors of Horizontal has authorized its proper corporate officers to effect the transactions contemplated herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

1.

EXCHANGE OF SECURITIES.

1.1

Exchange of Shares.  Subject to all the terms and conditions of this Agreement, Horizontal will deliver to the Shareholders of Quiet Star 10,000,000 shares of previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per shares of Horizontal (the "Horizontal Shares"), in exchange for all of the issued and outstanding capital stock of Quiet Star owned by the Quiet Star Shareholders.

1.2

Exemption from Registration.  The parties hereto intend that the Horizontal Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states.  In furtherance thereof, Shareholders will execute and deliver to Horizontal on the closing date, investment letters suitable to legal counsel for Horizontal, in form substantially as set forth in Exhibit 1.2 attached hereto.

1.3

Non-taxable Transaction.  The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 368(a)(2)(E) of the Code.

2.

REPRESENTATIONS AND WARRANTIES OF QUIET STAR AND THE SHAREHOLDERS.

The Officers and Directors of Quiet Star and certain Shareholders (the "Warranting Shareholders") hereby represent and warrant to Horizontal that:

2.1

Organization.  Quiet Star is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2

Capital Stock.  The authorized capital stock of Quiet Star consists of 100,000,000 shares of common stock, $0.001 par value per share (the "Quiet Star Shares") of which 10,000,000 share is issued and outstanding, and 25,000,000 shares of preferred stock, $0.001 par value per share (the "Quiet Star Preferred Shares") of which no shares have been issued..  Immediately prior to closing there shall be only Ten Million (10,000,000) Quiet Star Shares issued and outstanding all of which are owned by the Shareholders.  All of the issued and outstanding shares of capital stock of Quiet Star are duly and validly issued, fully paid and nonassessable. There are no other authorized classes of capital stock.

2.3

Options, Warrants, Rights, etc.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating Quiet Star to issue or to transfer from treasury any additional shares of its capital stock of any class.

2.4

Subsidiaries.  Quiet Star has no subsidiaries and owns no interest in other enterprises except as set forth on Exhibit 2.4 attached hereto.

2.5

Directors and Officers.  Exhibit 2.5 hereto contains the names and titles of all present officers and directors Quiet Star as of the date of this Agreement.

2.6

Financial Statements.  Within sixty (60) days of the Close of the acquisition contemplated by this agreement, Quiet Star will provide audited financial statements to Horizontal, which financial statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by Quiet Star throughout the periods indicated, and will fairly present the financial position of Quiet Star as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

2.7

Absence of Changes.  The financial statements which will be provided pursuant to paragraph 2.6, will reflect that since the date of said financial statements, there has not been any change in the financial condition or operations of Quiet Star, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

2.8

Absence of Undisclosed Liabilities.  Except as set forth on Exhibit 2.8 attached hereto, Quiet Star does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that will not be reflected in the balance sheet of Quiet Star included in the financial statements to be provided pursuant to paragraph 2.6.

2.9

Tax Returns.  Within the times and in the manner prescribed by law, Quiet Star has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.  The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by Quiet Star.

2.10

Patents, Trade Names and Rights.  To the best of its knowledge Quiet Star and its subsidiaries (if any) own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business, and the business of its subsidiaries as now conducted or proposed to be conducted.  Quiet Star and its subsidiaries are not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

2.11

Compliance with Laws.  Quiet Star and each of its subsidiaries have complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

2.12

Litigation.  Except as set forth in Exhibit 2.12 attached hereto, neither Quiet Star or any of its subsidiaries is a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Shareholders, threatened against or affecting Quiet Star or its subsidiaries or their business, assets or financial condition. Quiet Star and its subsidiaries are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Quiet Star and its subsidiaries are not engaged in any material lawsuits to recover moneys due it.

2.13

Authority.  The Board of Directors of Quiet Star has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Quiet Star has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

2.14

Ability to Carry Out Obligations.  The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Quiet Star is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders' performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Quiet Star; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Quiet Star.

2.15

Full Disclosure.  None of the representations and warranties made by Quiet Star, its officers, directors of the Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16

Assets.  Except as otherwise indicated in Exhibit 2.16 attached hereto, Quiet Star and each of its subsidiaries (if any) has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances.

2.17

Material Contracts.  Material contracts of Quiet Star are set forth in Exhibit 2.17, attached hereto an incorporated herein.

3.

REPRESENTATIONS AND WARRANTIES OF HORIZONTAL.

Horizontal represents and warrants to Quiet Star and the Shareholders that:

3.1

Organization.  Horizontal is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2

Capital Stock.  The authorized capital stock of Horizontal consists of 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") of which 6,800,000 shares are presently issued and outstanding. Immediately prior to closing there shall be 6,800,000 shares of Common Stock issued and outstanding.  All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable.   There are no other authorized class of capital stock.

3.3

Options, Warrants, Rights, etc.  There are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligation Horizontal to issue or to transfer from treasury any additional shares of its Common Stock, or any other class of securities.

3.4

[Intentionally Deleted]

3.5

Subsidiaries. Except as set forth in Exhibit 3.5 attached hereto Horizontal does not have any other subsidiaries or own any interest in any other enterprise.

3.6

Directors and Officers.  The names and titles of all present officers and directors of Horizontal are as set forth on Exhibit 3.6 attached hereto.

3.7

Patents, Trade Names and Rights.  To the best of its knowledge Horizontal and its subsidiaries own and hold all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted.  Horizontal is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

3.8

Compliance with Laws.  Horizontal has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all rules affecting its properties or the operation of its business.  To the best of its knowledge all stock of Horizontal issued to date has been issued in compliance with all Federal and State securities laws.

3.9

Litigation.  Horizontal is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of Horizontal threatened against or affecting Horizontal or its business, assets or financial condition.  Horizontal is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

3.10

Authority.  The Board of Directors of Horizontal has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and Horizontal has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Horizontal enforceable in accordance with its terms.

3.11

Ability to Carry Out Obligations.  The execution and delivery of this Agreement by Horizontal and the performance by the Horizontal of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Horizontal is a party, or by which it may be bound, nor will any consents or authorizations of any party to Horizontal's performance of its obligation hereunder; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Horizontal; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Horizontal.

3.12

Full Disclosure.  None of the representations and warranties made by Horizontal herein or in any exhibit, certificate or memorandum furnished or to be furnished by Horizontal or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.13

Assets.  Horizontal has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 3.13 attached hereto.

4.

COVENANTS  RELATING TO THE PERIOD PRIOR TO CLOSING.

4.1

Investigative Rights.  From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

4.2

Conduct of Business.  Prior to Closing, the Shareholders represent that Quiet Star shall conduct its business in the normal course.  Quiet Star shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem securities, incur additional or newly-funded liabilities outside the ordinary course of business, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of Horizontal, not to be unreasonably withheld.

5.

CLOSING.

5.1

Closing.  The closing of this transaction shall be held at the offices of Horizontal on or prior to December 31, 2009, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

5.2

Shareholders' Deliveries at Closing.  At the Closing, the Shareholders shall deliver the following items:

5.2.1

Certificates representing all of the shares of capital stock Quiet Star held by the Shareholders, along with a stock power or stock powers with signatures guaranteed, duly executed by the Shareholders in blank or to Horizontal Marketing Corp.;

5.2.2

An investment letter in the form of Exhibit 1.2 hereof, duly executed by the Shareholders;

5.3

Horizontal's Deliveries at Closing.  At the Closing, Horizontal shall deliver the following items:

5.3.1

Either certificates representing the Horizontal Shares, duly issued with restrictive legend, to the Shareholders as listed on Schedule A attached hereto.

6.

CONDITIONS TO OBLIGATIONS TO CLOSE AND MATERIAL TERMS OF AGREEMENT.

6.1

Conditions to Obligations of Quiet Star and Shareholders to Close.  The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of Horizontal shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that Horizontal shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

6.2

Conditions to Obligations of Horizontal.  The obligations of Horizontal to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of Quiet Star and the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement and between Horizontal, its shareholders and Quiet Star and related parties, be performed or complied with by it on or prior to the Closing Date.

7.

INDEMNIFICATION.

7.1

Indemnification by Shareholders.  The Warranting Shareholders agree to indemnify, defend and hold the Horizontal shareholders, Horizontal, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Quiet Star perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement; provided however, that notice of any such breach shall have been communicated with specificity within two (2) years of the date hereof.

7.2

Indemnification by Horizontal.  Horizontal agrees to indemnify, defend and hold the Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Horizontal to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Horizontal under this Agreement.

7.3

Notice and Opportunity to Defend.  If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly.  If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding.  Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder.  Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto.  If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue.  If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law.  The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability.  In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability.  Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification.  If, however, the Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification.  In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer.  An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

8.

MISCELLANEOUS.

8.1

Costs.  Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

8.2

Additional Documentation.  The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

8.3

Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

8.4

No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.5

Non-Waiver.  The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

8.6

Time of Essence.  Time is of the essence of this Agreement and of each and every provision.

8.7

Choice of Law.  This Agreement and its application shall be governed by the laws of the State of Nevada.

8.8

Counterparts and/or Facsimile Signature.  This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement.  When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The parties agree that all such signatures may be transferred to a single document upon the request of any party.

8.9

Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to Horizontal, addressed to it at:

Horizontal Marketing Corp.

Attn: George G. Chachas, President

2445 Fifth Avenue

Suite 440

San Diego, CA 92101

If to Quiet Star and the Shareholders, to them at:

Bradley R. Jones

857 East Southfork Drive

Draper, Utah 84040

John David Wolverton

335 Rocket Bar Road

Saint George, UT 84790

8.10

Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.11

Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.12

Brokers.  The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on Exhibit 8.12, and whose fee shall be paid by the Shareholders.  Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

8.13

Survival of Representations and Warranties.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

AGREED AND ACCEPTED as of the date first above written.

HORIZONTAL MARKETING CORP.

A Nevada Corporation

Dated: December 21, 2009

/s/ George G. Chachas

By:  George G. Chachas

Its:  President and Secretary

QUIET STAR ENTERTAINMENT, INC.

Dated: December 21, 2009

/s/ John D. Wolverton

By:  John David Wolverton

Its:  President

Dated: December 21, 2009

/s/ Bradley R. Jones

By:  Bradley R. Jones

Its:  Secretary

SHAREHOLDERS OF QUIET STAR ENTERTAINMENT, INC. WHO WILL WARRANT THE REPRESENTATIONS HEREIN:

/s/ John D. Wolverton

/s/ Bradley R. Jones

John David Wolverton

Bradley R. Jones

SCHEDULE A

LIST OF QUIET STAR SHAREHOLDERS

Shareholder	Number of	Number of
Name and Address	Quiet Star Shares	Horizontal Shares

John David Wolverton	5,000,000	5,000,000
335 Rocket Bar Road
Saint George, UT 84790

Bradley R. Jones	5,000,000	5,000,000
857 East Southfork Drive
Draper, Utah 84040

Total	10,000,000	10,000,000

EXHIBIT 1.2

INVESTMENT LETTER

Horizontal Marketing Corp.

Attn: George G. Chachas, President

2445 Fifth Avenue

Suite 440

San Diego, CA 92101

Re:

INVESTMENT LETTER

Gentlemen:

The undersigned having acquired by a stock-for-stock exchange a certain amount of the total 10,000,000 restricted and unregistered shares of Common Stock, $0.001 par value per share (the "Securities") of Horizontal Marketing Corp., a Nevada Corporation, (the "Company"), hereby represents to the Company that:

1.

The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

2.

The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

3.

The undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Securities Act of 1933, as amended (the "Act").

4.

The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

5.

The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

6.

The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities.  These restrictions for the most part are set forth in Rule 144 (the "Rule").  The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule.  If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

7.

By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

Investment Letter

8.

The undersigned is capable of bearing the economic risks of an investment in the Securities.  The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

9.

The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

10.

Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following restrictive legend.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION FOR THESE SHARES UNDER SUCH ACT OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

11.

The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

Very truly yours,

Dated:  December 21, 2009

/s/ John D. Wolverton

John David Wolverton

Dated:  December 21, 2009

/s/ Bradley R. Jones

Bradley R. Jones

EXHIBIT 2.4

SUBSIDIARIES OF QUIET STAR

None

EXHIBIT 2.5

PRESENT OFFICERS AND DIRECTORS QUIET STAR

OFFICERS

John David Wolverton ……………

President

Bradley R. Jones ………………….

Vice President, Treasurer and Secretary

DIRECTORS

John David Wolverton

Bradley R. Jones

EXHIBIT 2.6

AUDITED FINANCIAL STATEMENTS QUIET STAR

TO BE PROVIDED WITHIN SIXTY (60) DAYS OF CLOSING

EXHIBIT 2.8

LIABILITIES OF QUIET STAR

NONE

EXHIBIT 2.12

QUIET STAR LITIGATION AND LEGAL PROCEEDINGS

NONE

EXHIBIT 2.16

EXCEPTIONS TO GOOD TITLE TO ASSETS OF QUIET STAR

NONE

EXHIBIT 2.17

MATERIAL CONTRACTS OF QUIET STAR

NONE

EXHIBIT 3.5

SUBSIDIARIES OF HORIZONTAL

NONE

EXHIBIT 3.6

PRESENT OFFICES AND DIRECTORS OF HORIZONTAL

OFFICERS

President, Treasurer and Secretary

George G. Chachas

DIRECTORS

George G. Chachas

Gordon Jones

EXHIBIT 3.13

EXCEPTIONS TO GOOD TITLE TO ASSETS OF HORIZONTAL

NONE

EXHIBIT 8.12

BROKERS

With the exception of the shares issued to the Shareholders of Quiet Star as set forth herein, no brokerage of finders fees in the form of cash or securities were paid to any party or person in connection with the acquisition.